EXHIBIT 12

                            TRANSOCEAN OFFSHORE INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                         YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------------------
                                          1996         1995        1994        1993        1992
                                       -----------  ----------  ----------  ----------  ----------
Earnings:
     Income before income taxes and
       cumulative effect of
       accounting change.............  $   121,652  $   75,149  $   20,239  $   41,074  $   (1,721)
Less:
     Equity in earnings (losses) of
       joint ventures................        5,131       1,839        (339)       (868)     (1,528)
     Interest capitalized during the
       period........................        3,482      --          --          --          --
Add:
     Interest expense................       10,702       2,519       2,027       8,514      16,627
     Interest component of rental
       expense.......................          764         612         789         986         979
                                       -----------  ----------  ----------  ----------  ----------
          Earnings as adjusted.......  $   124,505  $   76,441  $   23,394  $   51,442  $   17,413
                                       ===========  ==========  ==========  ==========  ==========
Fixed Charges:
     Interest costs, including
       capitalized interest..........  $    10,702  $    2,519  $    2,027  $    8,514  $   16,627
     Interest component of rental
       expense.......................          764         612         789         986         979
                                       -----------  ----------  ----------  ----------  ----------
          Fixed charges..............  $    11,466  $    3,131  $    2,816  $    9,500  $   17,606
                                       ===========  ==========  ==========  ==========  ==========
Ratio of earnings to fixed charges...         10.9        24.4         8.3         5.4         1.0
                                       ===========  ==========  ==========  ==========  ==========